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                                                              EXHIBIT NO. 99(d)


                          MFS MULTIMARKET INCOME TRUST
          ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
         THIS CERTIFICATE IS TRANSFERABLE IN BOSTON AND IN NEW YORK CITY

SHARES OF BENEFICIAL INTEREST                    SHARES OF BENEFICIAL INTEREST
      WITHOUT PAR VALUE                                 WITHOUT PAR VALUE

                                                 C U S I P_____________________
                                                           SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS


THIS CERTIFIES THAT







IS THE OWNER OF

         FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF

MFS Multimarket Income Trust, transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Declaration of Trust and By-Laws of the Trust, each as from time to time amended, (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
         Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:                                  MFS MULTIMARKET INCOME TRUST

                                        BY:
       W. THOMAS LONDON
       W. Thomas London
       TREASURER                        PRESIDENT

COUNTERSIGNED AND REGISTERED:
STATE STREET BANK AND TRUST COMPANY
                  (BOSTON)
                          TRANSFER AGENT
                          AND REGISTRAR,